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                                                                  EXHIBIT 10.31

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                             USINTERNETWORKING, INC.
                         EXECUTIVE EMPLOYMENT AGREEMENT


              This Executive Employment Agreement (the "AGREEMENT") dated as of July 21, 2000 (the "Effective Date"), is made by and between USinternetworking, Inc., a Delaware corporation (together with any successor thereto, the "COMPANY") and Andrew A. Stern (the "EXECUTIVE").

              This Agreement supercedes and replaces the Employment Agreement dated July 27, 1998, between the Executive and the Company, and the amendments thereto, but is exclusive of the existing option agreements between the Executive and the Company which shall remain in full force and effect.

              In consideration of the mutual promises made below, the Company and Executive agree as follows:

              1.     POSITION AND DUTIES

                            The Executive shall, for a period of 3 years from
the Effective Date ("TERM"), serve as Chief Executive Officer of the Company, reporting to the Executive Committee of the Board of Directors of the Company. The Executive shall also be appointed, as of the Effective Date, to a directorship on the Company's Board of Directors and as a member of the Executive Committee of the Board of Directors. The Executive will serve as a Class II director until the Annual Meeting of Stockholders in 2001 and until his successor is duly elected and qualified, or until Executive's earlier death, resignation or removal. The Executive shall have the duties which are commensurate and consistent with those of a chief executive officer, including, but not limited to, strategic direction, leadership and decision-making authority for all elements of the business of the Company. The Executive hereby confirms that by accepting this new position and these duties, the Executive is not violating, and will not violate, any agreements the Executive may have with any third parties, including former employers.

              2.     COMPENSATION AND OTHER RELATED BENEFITS

                     (a) Annual Base Salary. During the Term, the Executive shall receive a base salary at a rate of three hundred twenty-five thousand dollars ($ 325,000) per annum, subject to increase as determined by the Compensation Committee ("ANNUAL BASE SALARY"). The Executive's salary shall be payable in accordance with the Company's normal payroll procedures.

                     (b) Bonus. The Executive shall be eligible to receive a discretionary target minimum bonus of one hundred percent (100%) and a maximum bonus of two hundred percent (200%), of the Executive's Annual Base Salary assessed as of the last day of each calendar year of the Term and payable in accordance with the timing of the Company's payment of bonuses to its other senior executives and no later than April 30th of the following year. Any


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bonus shall be determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") based on achievement of predetermined performance objectives mutually agreed upon between the Executive and the Compensation Committee no later than 90 days after the Effective Date and the commencement of each calendar year of the Term thereafter.

                     (c) Stock Options. The Executive shall be granted, as of the Effective Date:

       (i) a non-qualified stock option (the "First Option") to purchase five hundred thousand (500,000) shares of the Company's common stock (subject to adjustment for stock splits and stock dividends), with an exercise price equal to the closing price of the Company's common stock, as reported on the Nasdaq National Market, on the Effective Date. The term of the First Option shall be ten (10) years. The First Option shall vest as to 1/12th (rounded to four decimal places) of the underlying shares on September 30, 2000, and shall vest as to 1/12th (rounded to four decimal places) of the underlying shares on the last day of each calendar quarter thereafter during the Term until fully vested; and

       (ii) a non-qualified stock option (the "Performance Option") to purchase five hundred thousand (500,000) shares of the Company's common stock (subject to adjustment for stock splits and stock dividends), with an exercise price equal to the closing price of the Company's common stock, as reported on the Nasdaq National Market, on the Effective Date. The term of the Performance Option shall be ten (10) years. The Performance Option shall vest in full on July 20, 2003; provided, however, that, in addition to the vesting described above, vesting shall accelerate as follows: 1) upon the Executive's death or "Disability" (as defined below), the Performance Option shall vest as to 1/12th (rounded to four decimal places) of the underlying shares for each of the calendar quarters the Executive was employed during the Term of the Agreement until his death or Disability; or 2) the achievement by the Company of the following milestones during the Term while Executive is employed with the Company:

              (A) The Performance Option shall vest as to 1/6th of the underlying shares on September 30, 2000, if the Company achieves EBITDA of $ (18) Million or better, and has revenues of $32 Million or better, in each case determined as of the Company's fiscal quarter ending September 30, 2000 and determined in accordance with generally accepted accounting principles ("GAAP");

              (B) The Performance Option shall vest as to 1/6th of the underlying shares on December 31, 2000, if the Company achieves EBITDA of $(14) Million or better, and has revenues of $41 Million or better, in each case determined as of the Company's fiscal quarter ending December 31, 2000 and determined in accordance with GAAP;


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              (C)    The Performance Option shall vest as to 1/6th of the
                     underlying shares on March 31, 2001, if the Company achieves EBITDA of $(11) Million or better, and has revenues of $50 Million or better, in each case determined as of the Company's fiscal quarter ending March 31, 2001 and determined in accordance with GAAP;

              (D) The Performance Option shall vest as to 1/6th of the underlying shares on June 30, 2001, if the Company achieves EBITDA of $(5) Million or better, and has revenues of $60 Million or better, in each case determined as of the Company's fiscal quarter ending June 30, 2001 and determined in accordance with GAAP;

              (E) The Performance Option shall vest as to 1/6th of the underlying shares on September 30, 2001, if the Company achieves EBITDA of $1 Million or better, and has revenues of $71 Million or better, in each case determined as of the Company's fiscal quarter ending September 30, 2001 and determined in accordance with GAAP;

              (F) The Performance Option shall vest as to 1/6th of the underlying shares on December 31, 2001, if the Company achieves EBITDA of $4 Million or better, and has revenues of $84 Million or better, in each case determined as of the Company's fiscal quarter ending December 31, 2001 and determined in accordance with GAAP; and

       (iii) a non-qualified stock option (the "Share Appreciation Option") to purchase 750,000 shares of the Company's common stock (subject to adjustment for stock splits and stock dividends), with an exercise price equal to the closing price of the Company's common stock, as reported on the Nasdaq National Market, on the Effective Date. The term of the Share Appreciation Option shall be ten (10) years. The Share Appreciation Option shall vest in full on July 20, 2005; provided, however, that such vesting shall accelerate as follows:

              (A) The Share Appreciation Option shall vest as to 1/3rd (rounded to four decimal places) of the underlying shares on the first day that the average of the closing prices of the Company's common stock over thirty (30) consecutive calendar days, as reported on the Nasdaq National Market, is equal to or greater than $50.00 per share (split adjusted);

              (B) The Share Appreciation Option shall vest as to 1/3rd (rounded to four decimal places) of the underlying shares on the first day that the average of the closing prices of the Company's common stock over thirty (30) consecutive calendar days, as reported on the Nasdaq National Market, is equal to or greater than $75.00 per share (split adjusted); and

              (C) The Share Appreciation Option shall vest as to 1/3rd (rounded to four decimal places) of the underlying shares on the first day that the average of the closing prices of the Company's common stock over thirty (30)


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                     consecutive calendar days, as reported on the Nasdaq
                     National Market, is equal to or greater than $100.00 per share (split adjusted).

              The options will be delivered pursuant to mutually agreed to Non-Qualified Stock Option Agreements, pursuant to the Company's Amended and Restated 1998 Stock Option Plan (the "SOP"), to be executed by the Executive and Company within two (2) weeks of the Effective Date. Notwithstanding anything in the SOP to the contrary, the Company and the Executive agree that the pooling-of-interest preservation provisions of Section 9.3(e) of the SOP shall not apply to the stock options granted pursuant to this Paragraph 2(c). Future option grants may be made to the Executive at the discretion of the Compensation Committee of the Company's Board of Directors.

              "DISABILITY" is defined as the failure of Executive to perform the duties set forth in Paragraph 1 for a cumulative total of sixty percent (60%) or more of the normal working days during any two (2) consecutive months of the Term, or failure to perform his duties for ninety (90) or more consecutive days of the Term. Nothing herein shall be construed to violate any Federal or State law including the Family and Medical Leave Act of 1993, 29 U.S.C.S. Sections 2601 et seq., and the Americans with Disabilities Act of 1990, 42 U.S.C.S. Sections 12101 et seq.

                     (d) Other Benefits. The Executive shall be entitled to participate in any welfare benefit plans maintained by the Company for similarly situated executives, which may include medical, dental, vision, disability and life insurance benefits, and to receive such other fringe benefits and perquisites as may be granted to senior management of the Company from time to time. The Company shall provide, at no cost to the Executive, an additional life insurance policy on the Executive's life with the beneficiary specified by the Executive and the face amount of which shall be equal to twice the Executive's Annual Base Salary as of the Effective Date, less any group insurance otherwise provided pursuant to this Paragraph 2(d). The Executive shall also be entitled to participate in the Company's 401(k) plan and any other retirement, deferred compensation or long-term incentive compensation program that the Company may establish for senior management from time to time. Additionally, the Executive will be eligible for a reasonable number of days of paid vacation each year of the Term, at the Executive's discretion.

                     (e) Other Expenses: In addition to the compensation provided for above, the Company agrees to pay or to reimburse the Executive during his employment for all reasonable travel, entertainment and other expenses which the Executive may incur in regard to the business of the Company in accordance with and subject to (i) the limitations of the Company's standard practices and policies and (ii) the Executive's presentation of such documents and records as the Company shall require from time to time to substantiate such expenses.

              3.     TERMINATION WITHOUT CAUSE

                     If the Company terminates the Executive's employment without "Cause" (as defined in Paragraphs 4 (a) - (f) below), the Company will compensate the Executive as follows:


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                            (a)    Continue to pay the Annual Base Salary and
                                   provide the welfare benefits under Paragraph
                                   2(d) for one year or until the end of the Term, whichever occurs sooner;

                            (b) Pay any earned but unpaid bonus for a prior calendar year plus a pro rata bonus equal to
                                   (i) the bonus amount earned under Paragraph
                                   2(b) for the calendar year before the year in which the termination without Cause occurs (or, if the termination occurs before January 1, 2001, the Annual Base Salary), multiplied by (ii) a fraction, the numerator of which is the number of days in the calendar year through the date of termination without Cause and the denominator of which is 365.

                            (c) Accelerate vesting of all of the Executive's outstanding options, including options not granted pursuant to Paragraph 2(c) of this Agreement, which are unvested as of the date of termination without Cause.

              4.     TERMINATION FOR CAUSE

              Executive's employment may be terminated for "Cause" by the Company upon thirty (30) days written notice, provided that the Executive shall have the opportunity to cure the events constituting Cause during such thirty
(30) day notice period. If the Cause has not been cured by the Executive at the end of the thirty (30) day notice period, Executive's Annual Base Salary, benefits and vesting of all options shall cease as of the conclusion of the thirty day notice period of termination for Cause. At the conclusion of the thirty (30) day notice period, a special session of the full Board of Directors, excluding Executive, will be convened to consider the alleged conduct or events constituting "Cause." In the event the Board of Directors, after considering the alleged conduct or events and rebuttal by the Executive, vote with a 2/3 majority of all the directors of the Board, excluding Executive, that "Cause" exists under the terms of this Agreement, the Executive's termination for "Cause" will be confirmed. However, if less than a 2/3 majority votes for "Cause", Executive's Annual Base Salary, benefits and vesting of all options shall recommence as of the date they ceased. "CAUSE" is defined as any one of the following:

                     (a) Executive's substantial failure to perform the material duties under the Agreement;

                     (b) Willful or gross neglect of assigned duties so as to
                         cause material harm to the Company;

                     (c) Willful misconduct or gross negligence that materially and adversely impacts the reputation of the Company; or

                     (d) Executive's material breach of any provision of this
                         Agreement.


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              In addition, the Executive may, at the Company's option, be terminated without notice and for "Cause" if any one of the following events occur:

                     (e) Conviction of a felony or a crime involving moral
                         turpitude; or

                     (f) Material fraud or personal dishonesty involving Company assets.

              If the Executive is terminated for Cause, Executive's Annual Base Salary, benefits, and vesting of all options shall cease as of the date of the Executive's termination for Cause, and the Executive shall not receive any severance pay or other benefits following such termination except as required by applicable law; provided, however, that the Executive shall receive any portion of the Annual Base Salary and bonus earned but unpaid as of the date of such termination for Cause.

              5.     TERMINATION WITHOUT GOOD REASON

              If Executive terminates his employment with the Company without "Good Reason" (as defined below in Paragraph 6) prior to the expiration of the Term, Executive's Annual Base Salary, benefits, and vesting of all options shall cease as of the date of the Executive's termination without Good Reason, the Executive shall voluntarily resign from the Company's Board of Directors and Executive Committee, and the Executive shall not receive any severance pay or other benefits following such termination except as required by applicable law; provided, however, that the Executive shall receive any portion of the Annual Base Salary and bonus earned but unpaid as of the date of such termination without Good Reason.

              6.     TERMINATION WITH GOOD REASON

                     If Executive terminates his employment with the Company with "Good Reason" prior to the expiration of the Term, the Company will compensate the Executive as follows:

                            (a) Continue to pay the Annual Base Salary and provide the welfare benefits under Paragraph 2(d) for one year or until the end of the Term, whichever occurs sooner;

                            (b) Pay any earned but unpaid bonus for a prior calendar year plus a pro rata bonus equal to
                                   (i) the bonus amount earned under Paragraph
                                   2(b) for the calendar year before the year in which the termination with Good Reason occurs (or, if the termination occurs before January 1, 2001, the Annual Base Salary), multiplied by (ii) a fraction, the numerator of which is the number of days in the calendar year through the date of termination with Good Reason and the denominator of which is 365; and

                            (c) Accelerate vesting of all of the Executive's outstanding options, including options not granted pursuant to Paragraph 2(c) of this Agreement, which are unvested as of the date of termination with Good Reason.


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"GOOD REASON" is defined as any one of the following:

              (i) Company's material breach of any provision of this Agreement;

              (ii) Any material adverse change in Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company or the Board of Directors which results in: (A) a diminution in any material respect in the Executive's position, authority, duties, responsibilities or compensation; or (B) a material diversion from the Executive's performance of the functions of his position, excluding for this purpose material adverse changes made with the Executive's written consent or due to Executive's termination for Cause or termination without Good Reason;

              (iii) Involuntary relocation of the Executive's regular work address to a location which requires Executive to travel more than fifty (50) miles from his residence;

provided, however, that it shall not constitute Good Reason unless Executive has given the Company written notice of its alleged actions constituting Good Reason and the Company has not cured any such alleged Good Reason within thirty (30) days of the Company's receipt of such written notice. For purposes of clause
(ii), a material diminution of title, position, duties or responsibilities shall be deemed to occur if the Company becomes a subsidiary of another corporation unless, immediately after the Company becomes a subsidiary, persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the parent company are persons who, immediately prior to the Company becoming a subsidiary, held the Company Voting Stock (as defined in Paragraph 9 below) and the Executive remains as Chief Executive Officer (with the same duties as set forth above in Paragraph 1) of the public entity.

              7.     POST-TERMINATION ACTIVITIES

                     (a) The Executive agrees that during his employment with the Company and for 12 months thereafter, the Executive will not, and will not cause others to:

                            (i) solicit or induce or attempt to solicit or induce any employee or full time consultant of the Company (whether such person is presently employed by the Company or may later be employed), to leave the Company's employ or otherwise interfere with the employment relationship between any such person and the Company;

                            (ii) solicit for competitive purposes, or attempt to divert, take away, any exclusive suppliers or customers of the Company or potential customers of the Company to whom the Company has made presentations seeking to establish business relationships during the Term, of which the Executive knew or should have known; or

                            (iii)  publicly disparage the Company, its
       operations, business, Board, directors, officers, management or employees; or


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                            (iv)   compete with the Company or its subsidiaries
       in the ASP market anywhere in the United States; provided, however, that this clause (iv) shall not apply upon the Executive's termination by the Company without Cause or termination by the Executive for Good Reason.

                     (b) In the event the terms of this Paragraph 7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its time period or geographic scope, the terms will be interpreted to extend only over the maximum period of time and geographic scope which the court determines are enforceable.

              8.     NONDISCLOSURE OF CONFIDENTIAL INFORMATION

                     The Executive shall not improperly disclose any confidential information or trade secrets of the Company during the course of his employment and in perpetuity thereafter.

              9.     CHANGE IN CONTROL

              If during the Term, and while the Executive is still employed, a "Change in Control" (as defined below) occurs, then all of the Executive's options then outstanding shall vest immediately before the Change in Control. A "CHANGE IN CONTROL" is defined as:

              (i) the acquisition by any Person, as defined in this Paragraph 9, in a single transaction or a series of transactions (other than through the distribution of shares of the securities of the Company from the Company's Series A or B venture investors pursuant to partnership or distribution agreements) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Company Voting Stock");

              (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or

              (iii) the effective time of any merger, share exchange, consolidation, or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock.

              For purposes of this Paragraph 9, a "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than: employee benefit plans sponsored or maintained by the Company or entities controlled by the Company.


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              10.    EXCISE TAX ON PARACHUTE PAYMENTS


              The Executive shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any payment received hereunder, including, without limitation, any excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether payable pursuant to the terms of this Agreement ("Contract Payments") or any other plan, arrangements or agreement with the Company or any affiliate (collectively with the Contract Payments, the "Total Payments") shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the Executive shall exceed the net after-tax benefit received by the Executive if no such reduction was made. For purposes of this Paragraph 10, "net after-tax benefit" shall mean (i) the total of all payments and the value of all benefits which the Executive receives or is then entitled to receive from the Company that would constitute "parachute payments" within the meaning of Section 280G of the Code, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to the Executive (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code. The foregoing determination shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Company and reasonably acceptable to the Executive (which may be, but will not be required to be, the Company's independent auditors). The Accounting Firm shall submit its determination and detailed supporting calculations to both the Executive and the Company within fifteen (15) days after receipt of a notice from either the Company or the Executive that the Executive may receive payments which may be "parachute payments." If the Accounting Firm determines that such reduction is required by this Paragraph 10, the Executive, in the Executive's sole and absolute discretion, may determine which Total Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Company shall pay such reduced amount to the Executive. If the Accounting Firm determines that no reduction is necessary under this Paragraph 10, it will, at the same time as it makes such determination, furnish the Executive and the Company an opinion that Executive shall not be liable for any excise tax under Section 4999 of the Code. The Executive and the Company shall each provide the Accounting Firm access to and copies of any books, records, and documents in the possession of the Executive or the Company, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Paragraph 10. The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this Paragraph 10 shall be borne by the Company.


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              11.    RESTRICTION ON STOCK

                     For a period of one (1) year from the Effective Date, the Executive agrees not to make any dispositions or sales of any common stock of the Company that would be reportable as "non-exempt dispositions" under Section 16(b) of the Exchange Act. Notwithstanding the foregoing sentence, the Company agrees that the Executive may transfer common stock of the Company

              (i) to one or more charities, charitable remainder trusts or charitable annuity trusts,

              (ii) to immediate family members, related by blood, marital relations or adoption, or to one or more family trusts for the benefit of such immediate family members, without limitation as to number of shares; provided that the transferee under this clause (ii) agrees not to transfer or sell such shares within the one (1) year period commencing on the Effective Date,

              (iii) up to an aggregate of 450 shares to immediate family members without restriction on such family members' right to subsequently sell or transfer the shares, and

              (iv) up to 5% of Executive's then current unrestricted holdings of the Company's common stock in any secondary public offering of the Company's common stock.

The restrictions imposed under this Paragraph 11 shall not apply after the Executive's employment with the Company is terminated: (A) by the Executive with Good Reason; (B) by the Company with or without Cause; or (C) on account of the Executive's death or Disability.

              12.    LEGAL FEES

                     The Company agrees to reimburse the Executive for all legal and professional fees and costs incurred by the Executive in connection with the negotiation and preparation of this Agreement and the Non-Qualified Stock Option Agreements referred to in Paragraph 2 of this Agreement, but in no event to exceed $10,000.

              13.    BURDEN AND BENEFIT

                     This Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Executive, and their respective heirs, personal and legal representatives, successors and assigns. This Agreement may not be assigned by the Executive without the prior written consent of the Company.

              14.    SEVERABILITY

                     The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions of this Agreement.


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              15.    ENTIRE AGREEMENT

                     This Agreement contains the entire agreement and understanding by and between the Company and the Executive with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or will be deemed a valid waiver of such provision at any other time.

              16.    GOVERNING LAW

                     This Agreement shall be interpreted and enforced in accordance with the laws of the State of Maryland.

              17.    ARBITRATION

                     Any dispute or controversy arising under or in connection with this Agreement which is not settled to the satisfaction of either party pursuant to the special Board session set forth above in Paragraph 4 or otherwise shall be settled exclusively by arbitration, conducted before a single arbitrator in Baltimore, MD in accordance with the rules of the JAMS/ENDISPUTE then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 7 or 8 of the Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond. The fees and expense of the arbitrator shall be borne by the non-prevailing party.

              18.    NOTICES

                     Any notice under this Agreement shall be in writing and delivered by fax, e-mail or registered mail to the signatories at the addresses below.

              IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ANDREW A. STERN:                      USINTERNETWORKING, INC.

/s/ ANDREW A. STERN                   By: /s/ FRANK A. ADAMS
-----------------------------            ---------------------------------------
Address:                                 Frank A. Adams
                                         Title: Chairman, Compensation Committee
                                         ONE USi PLAZA, ANNAPOLIS, MD 21401-7478


WITNESS: /s/ WILLIAM T. PRICE
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